Exhibit 16.1

October 26, 2017

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of Upay, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated October 26, 2017 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Frazier & Deeter, LLC